                                   Exhibit 11

                           MAHASKA INVESTMENT COMPANY
                                AND SUBSIDIARIES
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                                  Three Months Ended
                                                                                      March 31,
                                                                                ----------------------
                                                                                    2002        2001
                                                                                ----------  ----------
Earnings per Share Information:
-------------------------------------

Weighted average number of shares
   outstanding during the year ..................................                3,871,038   3,953,471

Weighted average number of shares
   outstanding during the year
   including all dilutive potential shares ......................                3,937,121   3,980,934

Net earnings ....................................................               $1,417,323  $  992,137

Earnings per share - basic ......................................               $     0.37  $     0.25

Earnings per share - diluted ....................................               $     0.36  $     0.25